UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2022

Guaranty Federal Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23325 (Commission file number)	43-1792717 (IRS Employer Identification No.)

2144 E Republic Road, Suite F200

Springfield, Missouri 65804

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (833) 875-2492

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	GFED	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period of complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Introductory Note

On April 1, 2022 (the “Closing Date”), pursuant to the terms of the Agreement and Plan of Merger dated as of November 9, 2021 (the “Merger Agreement”), by and between Guaranty Federal Bancshares, Inc., a Delaware corporation (the “Company”), and QCR Holdings, Inc., a Delaware corporation (“QCR Holdings”), the Company was merged with and into QCR Holdings (the “Merger”), with QCR Holdings surviving the Merger. A copy of the Merger Agreement is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 9, 2021.

The events described in this Current Report on Form 8-K took place in connection with the completion of the Merger.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Items 3.01, 3.03 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.10 per share, of the Company (“Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any shares of Common Stock held by the Company or QCR Holdings and any shares of Common Stock subject to validly exercised appraisal claims (collectively, the “Excluded Shares”)), was automatically cancelled and converted into the right to receive, at the election of each stockholder, and subject to proration: (i) $30.50 in cash, (ii) 0.58775 shares of QCR Holdings common stock, or (iii) mixed consideration of $6.10 in cash and 0.4702 shares of QCR Holdings common stock (the “Merger Consideration”). Upon consummation of the Merger, the Company’s separate existence ceased.

The foregoing summary is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 9, 2021 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Items 2.01, 3.03 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

On March 28, 2022, the Company notified the Nasdaq Global Market (“Nasdaq”) that the anticipated closing of the Merger would occur at 12:01 a.m. Central Time on April 1, 2022 and requested that trading in the Common Stock be suspended as of the close of trading on March 31, 2022, and requested that Nasdaq file a delisting application of Form 25 with the Securities and Exchange Commission (the “SEC”) to report the delisting of the Common Stock from Nasdaq and to deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Common Stock ceased trading on Nasdaq at the close of trading on March 31, 2022. By operation of law, the delisting will be effective 10 days following the filing of the Form 25.

QCR Holdings, as successor to the Company by operation of law, intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under Section 12(g) of the Exchange Act and that the Company’s reporting obligations with respect to the Common Stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, all issued and outstanding shares of Common Stock (other than any Excluded Shares) were automatically cancelled and converted into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the Company’s stockholders immediately prior to the Effective Time ceased to have any rights in the Company as stockholders, other than the right to receive the Merger Consideration or exercise any appraisal rights.

Item 5.01 Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger, the Company merged with and into QCR and the Company’s separate existence ceased.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2022, effective upon the consummation of the Merger, all of the Company’s directors and executive officers ceased serving in such capacities. In accordance with the terms of the Merger Agreement, John Griesemer, a former director of the Company, was appointed by the board of directors of QCR Holdings to serve as a member of the board of directors of QCR Holdings, effective as of the Effective Time.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On April 1, 2022, effective upon the consummation of the Merger, the Restated Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company ceased to be in effect.

Item 8.01 Other Events.

On April 1, 2022, QCR Holdings issued a press release announcing the closing of the Merger. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press release of QCR Holdings, Inc. dated April 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

By:	/s/ Shaun A. Burke

Shaun A. Burke
President and Chief Executive Officer

Date: April 1, 2022